Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK REPORTS FIRST QUARTER RESULTS

SAN RAFAEL, Calif., MAY 16, 2013-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the first quarter of fiscal 2014.

First Quarter Fiscal 2014

•	Revenue was $570 million, a decrease of 3 percent, compared to the first quarter of fiscal 2013 as reported and flat on a constant currency basis.

•	GAAP operating margin was 14 percent, compared to 16 percent in the first quarter of fiscal 2013.

•
Non-GAAP operating margin decreased by approximately 60 basis points to 24 percent, compared with 25 percent in the first quarter of fiscal 2013. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.24, compared to $0.34 in the first quarter of fiscal 2013.

•	Non-GAAP diluted earnings per share were $0.42, compared to $0.47 in the first quarter of fiscal 2013.

•	Deferred revenue increased 17 percent to a record $851 million, compared to the first quarter of fiscal 2013.

•	Cash flow from operating activities was a record $224 million, compared to $139 million in the first quarter of fiscal 2013.

"A mixed global economy weighed heavily on our first quarter results," said Carl Bass, Autodesk president and CEO.  "There were positive areas in the quarter but overall, a weak April led to a disappointing finish to the quarter.  While the global macroeconomic conditions are uneven, we remain focused on revenue growth by delivering the best design solutions to our customers."

First Quarter Operational Overview

EMEA revenue decreased 4 percent to $216 million compared to the first quarter last year as reported and increased 1 percent on a constant currency basis. Revenue in the Americas decreased 3 percent to $202 million compared to the first quarter last year as reported. Revenue in Asia Pacific decreased 3 percent to $152 million compared to the first quarter last year as reported and increased 1 percent on a constant currency basis. Revenue from emerging economies decreased 8 percent to $75 million compared to the first quarter last year as reported and 6 percent on a constant currency basis. Revenue from emerging economies represented 13 percent of total revenue in the first quarter.

Revenue from the Platform Solutions and Emerging Business segment decreased 6 percent to $213 million compared to the first quarter last year. Revenue from the AEC business segment increased 4 percent to $172 million compared to the first quarter last year. Revenue from the Manufacturing business segment decreased 4 percent to $139 million compared to the first quarter last year. Revenue from the Media and Entertainment business segment decreased 8 percent to $47 million compared to the first quarter last year.

Revenue from Flagship products decreased 9 percent to $312 million compared to the first quarter last year. Revenue from Suites increased 8 percent to $176 million compared to the first quarter last year. Revenue from New and Adjacent products was $82 million, flat compared to the first quarter last year.

Deferred revenue at the end of the first quarter was a record $851 million, an increase of 17 percent compared to the first quarter last year.

"We achieved strong deferred revenue and subscription billings growth, and record cash flow from operations in the first quarter," said Mark Hawkins, Autodesk executive vice president and CFO. "Our performance in the first quarter and a global economy that continues to be uneven, have led us to reconsider our fiscal year 2014 outlook. While our near-term targets are lower, we remain committed to driving long-term revenue growth and operating margin expansion as we balance our ongoing cost controls with key investments in our business."

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the second quarter and full year fiscal 2014 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012.

Second Quarter Fiscal 2014

2Q FY14 Guidance Metrics	Q2 FY14 (ending July 31, 2013)
Revenue (in millions)	$550 - $570
EPS GAAP	$0.21 - $0.26
EPS Non-GAAP	$0.39 - $0.44

Non-GAAP earnings per diluted share exclude $0.11 related to stock-based compensation expense, $0.06 for the amortization of acquisition related intangibles, and $0.01 for restructuring, net of tax.

Full Year Fiscal 2014

Net revenue for fiscal 2014 is now expected to increase by approximately 3 percent compared to fiscal 2013. Autodesk now anticipates fiscal 2014 GAAP operating margin to increase approximately 360 to 410 basis points and non-GAAP operating margin to increase approximately 50 to 100 basis points compared to fiscal 2013.  A reconciliation between the GAAP and non-GAAP estimates for fiscal 2014 is provided in the tables following this press release.

Both second quarter fiscal 2014 and full year fiscal 2014 outlooks assume annual effective tax rates of approximately 24 percent and approximately 25.5 percent for GAAP and non-GAAP results, respectively.

These rates do not include one-time discrete items but do reflect the recently enacted extension of the federal R&D tax credit benefit through December 31, 2013.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraph under “Business Outlook” above, statements regarding future products, revenue and profitability, and other statements regarding our expected results of cost control measures, strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to maintain cost reductions and productivity increases or otherwise control our expenses; the success of our internal reorganization and restructuring activities; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; failure to successfully incorporate sales of licenses of products suites into our overall sales strategy; weak or negative growth in the industries we serve; failure to successfully expand adoption of our products including key initiatives, including our continuing efforts to attract customers to our cloud-based offerings; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; failure of key new applications to achieve anticipated levels of customer acceptance; failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants; the expense and impact of legal or regulatory proceedings; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2013, which is on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2013 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended April 30,
	2013	2012
	(Unaudited)
Net revenue (1):
License and other	$323.5	$355.2
Subscription	246.9	233.4
Total net revenue	570.4	588.6
Cost of revenue (1):
Cost of license and other revenue	44.4	40.8
Cost of subscription revenue	23.1	18.0
Total cost of revenue	67.5	58.8
Gross profit	502.9	529.8
Operating expenses:
Marketing and sales	208.8	223.2
Research and development	150.8	152.7
General and administrative	61.5	59.9
Restructuring charges, net	0.4	—
Total operating expenses	421.5	435.8
Income from operations	81.4	94.0
Interest and other (expense) income, net	(8.8)	3.5
Income before income taxes	72.6	97.5
Provision for income taxes	(17.0)	(18.6)
Net income	$55.6	$78.9
Basic net income per share	$0.25	$0.35
Diluted net income per share	$0.24	$0.34
Weighted average shares used in computing basic net income per share	223.8	228.1
Weighted average shares used in computing diluted net income per share	229.3	234.1
___________
(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain revenue and cost of revenue amounts associated with its cloud service offerings from "License and Other Revenue" to its new revenue line item "Subscription Revenue." Subscription Revenue consists of two components: maintenance revenue for our software products and revenue for our cloud service offerings including Autodesk 360. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30, 2013	January 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,655.8	$1,612.2
Marketable securities	432.1	342.1
Accounts receivable, net	285.8	495.1
Deferred income taxes	56.0	42.2
Prepaid expenses and other current assets	81.4	60.8
Total current assets	2,511.1	2,552.4
Marketable securities	392.0	411.1
Computer equipment, software, furniture and leasehold improvements, net	129.0	114.9
Purchased technologies, net	69.2	76.0
Goodwill	895.7	871.5
Deferred income taxes, net	134.3	122.8
Other assets	158.4	159.7
	$4,289.7	$4,308.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86.1	$94.2
Accrued compensation	123.2	189.6
Accrued income taxes	35.4	13.9
Deferred revenue	663.7	647.0
Other accrued liabilities	71.4	99.0
Total current liabilities	979.8	1,043.7
Deferred revenue	187.7	187.6
Long term income taxes payable	193.3	194.2
Long term notes payable, net of discount	745.8	745.6
Other liabilities	98.6	94.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,499.5	1,449.8
Accumulated other comprehensive (loss) income	(2.0)	(5.7)
Retained earnings	587.0	599.1
Total stockholders’ equity	2,084.5	2,043.2
	$4,289.7	$4,308.4

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended April 30,
	2013	2012
	(Unaudited)
Operating activities:
Net income	$55.6	$78.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	33.1	29.2
Stock-based compensation expense	33.5	33.4
Excess tax benefits from stock-based compensation	(9.0)	(9.9)
Restructuring charges, net	0.4	—
Other operating activities	6.7	(1.1)
Changes in operating assets and liabilities, net of business combinations	103.8	8.8
Net cash provided by operating activities	224.1	139.3
Investing activities:
Purchases of marketable securities	(264.6)	(447.8)
Sales of marketable securities	128.1	48.8
Maturities of marketable securities	68.9	128.5
Capital expenditures	(25.8)	(11.5)
Acquisitions, net of cash acquired	(34.7)	—
Other investing activities	(3.6)	(5.0)
Net cash used in investing activities	(131.7)	(287.0)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	70.0	153.0
Repurchases of common stock	(129.2)	(99.2)
Excess tax benefits from stock-based compensation	9.0	9.9
Net cash (used in) provide by financing activities	(50.2)	63.7
Effect of exchange rate changes on cash and cash equivalents	1.4	1.6
Net increase (decrease) in cash and cash equivalents	43.6	(82.4)
Cash and cash equivalents at beginning of fiscal year	1,612.2	1,156.9
Cash and cash equivalents at end of period	$1,655.8	$1,074.5

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP cost of license and other revenue, non-GAAP cost of subscription revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges (benefits), non-GAAP income from operations, non-GAAP operating margin, non-GAAP interest and other income (expense), non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.
	Three Months Ended
	April 30,
	2013	2012
	(Unaudited)

GAAP cost of license and other revenue (1)	$44.4	$40.8
Stock-based compensation expense (1)	(0.9)	(0.9)
Amortization of developed technology (1)	(9.8)	(9.3)
Non-GAAP cost of license and other revenue (1)	$33.7	$30.6

GAAP cost of subscription revenue (1)	$23.1	$18.0
Stock-based compensation expense (1)	(0.6)	(0.4)
Amortization of developed technology (1)	(1.0)	(0.5)
Non-GAAP cost of subscription revenue (1)	$21.5	$17.1

GAAP gross profit	$502.9	$529.8
Stock-based compensation expense	1.5	1.3
Amortization of developed technology	10.8	9.8
Non-GAAP gross profit	$515.2	$540.9

GAAP marketing and sales	$208.8	$223.2
Stock-based compensation expense	(14.1)	(14.6)
Non-GAAP marketing and sales	$194.7	$208.6

GAAP research and development	$150.8	$152.7
Stock-based compensation expense	(10.9)	(11.1)
Non-GAAP research and development	$139.9	$141.6

GAAP general and administrative	$61.5	$59.9

Stock-based compensation expense	(7.0)	(6.4)
Amortization of customer relationships and trade names	(10.8)	(7.8)
Non-GAAP general and administrative	$43.7	$45.7

GAAP restructuring charges (benefits), net	$0.4	$—
Restructuring (charges) benefits	(0.4)	—
Non-GAAP restructuring charges (benefits), net	$—	$—

GAAP operating expenses	$421.5	$435.8
Stock-based compensation expense	(32.0)	(32.1)
Amortization of customer relationships and trade names	(10.8)	(7.8)
Restructuring (charges) benefits	(0.4)	—
Non-GAAP operating expenses	$378.3	$395.9

GAAP income from operations	$81.4	$94.0
Stock-based compensation expense	33.5	33.4
Amortization of developed technology	10.8	9.8
Amortization of customer relationships and trade names	10.8	7.8
Restructuring charges (benefits)	0.4	—
Non-GAAP income from operations	$136.9	$145.0

GAAP interest and other income, net	$(8.8)	$3.5
(Gain) loss on strategic investments	1.1	(1.1)
Non-GAAP interest and other income, net	$(7.7)	$2.4

GAAP provision for income taxes	$(17.0)	$(18.6)
Discrete GAAP tax provision items	(0.5)	(6.3)
Income tax effect of non-GAAP adjustments	(15.4)	(13.4)
Non-GAAP provision for income tax	$(32.9)	$(38.3)

GAAP net income	$55.6	$78.9
Stock-based compensation expense	33.5	33.4
Amortization of developed technology	10.8	9.8
Amortization of customer relationships and trade names	10.8	7.8
Restructuring charges (benefits)	0.4	—
(Gain) loss on strategic investments	1.1	(1.1)
Discrete GAAP tax provision items	(0.5)	(6.3)
Income tax effect of non-GAAP adjustments	(15.4)	(13.4)
Non-GAAP net income	$96.3	$109.1

GAAP diluted net income per share	$0.24	$0.34
Stock-based compensation expense	0.15	0.14
Amortization of developed technology	0.05	0.04
Amortization of customer relationships and trade names	0.05	0.03
Restructuring charges (benefits)	—	—
(Gain) loss on strategic investments	—	—
Discrete GAAP tax provision items	—	(0.03)
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)
Non-GAAP diluted net income per share	$0.42	$0.47

(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain costs associated cloud service offerings from "Cost of License and Other Revenue" to "Cost of Subscription Revenue." Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2014	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$570				$570
License and Other Revenue	$324				$324
Subscription Revenue	$247				$247

GAAP Gross Margin	88%				88%
Non-GAAP Gross Margin (1)(2)	90%				90%

GAAP Operating Expenses	$422				$422
GAAP Operating Margin	14%				14%
GAAP Net Income	$56				$56
GAAP Diluted Net Income Per Share (b)	$0.24				$0.24

Non-GAAP Operating Expenses (1)(3)	$378				$378
Non-GAAP Operating Margin (1)(4)	24%				24%
Non-GAAP Net Income (1)(5)(c)	$96				$96
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.42				$0.42

Total Cash and Marketable Securities	$2,480				$2,480
Days Sales Outstanding	46				46
Capital Expenditures	$26				$26
Cash Flow from Operating Activities	$224				$224
GAAP Depreciation, Amortization and Accretion	$33				$33

Deferred Subscription Revenue Balance	$755				$755

Revenue by Geography:
Americas	$202				$202
Europe, Middle East and Africa	$216				$216
Asia Pacific	$152				$152
% of Total Rev from Emerging Economies	13%				13%

Revenue by Segment:
Platform Solutions and Emerging Business	$213				$213
Architecture, Engineering and Construction	$172				$172
Manufacturing	$139				$139
Media and Entertainment	$47				$47

Other Revenue Statistics:
% of Total Rev from Flagship	55%				55%
% of Total Rev from Suites	31%				31%
% of Total Rev from New and Adjacent	14%				14%
% of Total Rev from AutoCAD and AutoCAD LT	34%				34%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(17)				$(17)
FX Impact on Cost of Revenue and Total Operating Expenses	$5				$5
FX Impact on Operating Income	$(12)				$(12)

Gross Margin by Segment:
Platform Solutions and Emerging Business	$195				$195
Architecture, Engineering and Construction	$156				$156
Manufacturing	$128				$128
Media and Entertainment	$37				$37
Unallocated amounts	$(12)				$(12)

Common Stock Statistics:
Common Shares Outstanding	224.4				224.4
Fully Diluted Weighted Average Shares Outstanding	229.3				229.3
Shares Repurchased	3.2				3.2

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014

(2) GAAP Gross Margin	88%		88%
Stock-based compensation expense	—%		—%
Amortization of developed technology	2%		2%
Non-GAAP Gross Margin	90%		90%

(3) GAAP Operating Expenses	$422		$422
Stock-based compensation expense	(32)		(32)
Amortization of customer relationships and trade names	(11)		(11)
Restructuring (charges) benefits, net	—		—
Non-GAAP Operating Expenses	$378		$378

(4) GAAP Operating Margin	14%		14%
Stock-based compensation expense	6%		6%
Amortization of developed technology	2%		2%
Amortization of customer relationships and trade names	2%		2%
Restructuring charges (benefits), net	—%		—%
Non-GAAP Operating Margin	24%		24%

(5) GAAP Net Income	$56		$56
Stock-based compensation expense	34		34
Amortization of developed technology	11		11
Amortization of customer relationships and trade names	11		11
Restructuring charges (benefits), net	—		—
(Gain) loss on strategic investments	1		1
Discrete GAAP tax provision items	(1)		(1)
Income tax effect of non-GAAP adjustments	(15)		(15)
Non-GAAP Net Income	$96		$96

(6) GAAP Diluted Net Income Per Share	$0.24		$0.24
Stock-based compensation expense	0.15		0.15
Amortization of developed technology	0.05		0.05
Amortization of customer relationships and trade names	0.05		0.05
Restructuring charges (benefits), net	—		—
(Gain) loss on strategic investments	—		—
Discrete GAAP tax provision items	—		—
Income tax effect of non-GAAP adjustments	(0.07)		(0.07)
Non-GAAP Diluted Net Income Per Share	$0.42		$0.42

Reconciliation for Fiscal 2014:
The following is a reconciliation of anticipated fiscal 2014 GAAP and non-GAAP operating margins:
	Fiscal 2014
Projected non-GAAP operating margin basis-point (bpt) improvement range	50 bpt	100 bpt

GAAP operating margin basis point improvement over prior year	360	410
Stock-based compensation expense	(100)	(100)
Amortization of purchased intangibles	(30)	(30)
Restructuring charges	(180)	(180)
Non-GAAP operating margin basis point improvement over prior year	50	100